                                                                   Exhibit 10.17

                               EXECUTIVE AGREEMENT

     AGREEMENT  made and  effective  as of the 1st day of  January,  2003 by and among NYFIX, INC. a New York corporation with its principal office at 333 Ludlow
Street,  Stamford, CT 06902 (hereinafter "Employer" or "Company"),  and Mr. Mark
R. Hahn,  residing at 475  Silvermine  Road, New Canaan,  CT 06840  (hereinafter
"Executive").

     WHEREAS,  Employer,  through its subsidiaries,  provides electronic trading systems,  industry-wide trade routing connectivity,  straight-through processing and  execution  services  and  systems to the global  equities  and  derivatives financial markets, and

     WHEREAS,  Employer  desires to assure the  services  of  Executive  for the period  provided in this  Agreement,  and  Executive  is willing to serve in the employ of  Employer  on a  full-time  basis for said  period  upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT. Employer agrees to employ Executive, and Executive agrees to enter the employ of the Employer for the period  stated in Paragraph  "3" hereof and upon the other terms and conditions set forth herein.

     2.  POSITION  AND  RESPONSIBILITIES.  During the  period of his  employment hereunder,  Executive  agrees to serve as Chief Financial  Officer and report to
Peter Kilbinger Hansen, Chief Executive Officer of the Company.

     3. TERM OF  EMPLOYMENT.  The period of  Executive's  employment  under this
Agreement  shall be deemed to have  commenced  as of  January  1, 2003 and shall
continue  for  a  period  of  one  year  until   December  31,  2003  and  renew
automatically  for one  year at a time  unless  sooner  terminated  as  provided herein, under Item 11. Termination, or by breach of contract.

     4. DUTIES.  During the period of his  employment  hereunder  and except for illness,  vacation periods,  and reasonable  leaves of absence,  Executive shall devote substantially all of his business time, attention,  skill, and efforts to the faithful performance of his duties hereunder.

            In addition to paid  holidays,  as defined by the Company's  holiday schedule,  Executive  shall  receive a  prorated  4 week  vacation  in the first calendar  year  of  this  Agreement,  and 4  weeks  paid  vacation  during  each subsequent  calendar  year of this  Agreement.  All  vacation  periods  shall be scheduled at the convenience of the Employer.

     5. COMPENSATION.

     5.1.  BASE SALARY:  Employer  shall pay Executive as  compensation  for his services  hereunder a total annual base salary of  $300,000.  The base salary is comprised of a standard $295,000 US dollars plus an additional $5,000 US dollars for  non-competition  compensation  (see  paragraph 9).  Executive  will also be offered to  participate  in the Company's  health  insurance  plan(s) and 401(k)
plan.

     5.2.  OTHER  COMPENSATION:  At any point of time the Company  reserves  the right to extend special  bonuses or incentives  which could include stock option grants.  However,  such  arrangements  are  solely at  management's  discretion.
Executive  shall also be entitled to  participate  in such other benefits as may from time to time be generally  made  available to Employer's  Executives.  This contract is not obligating the company to extend such bonuses or incentives.

     6. PAYMENT TERMS.  The salary payment shall be made in accordance  with the usual payroll system of the Company, presently bi-weekly.

     7. REIMBURSEMENT OF EXPENSES. Employer shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performance of his  obligations  under this  Agreement,  provided that  Employer  approves such expenses in advance.

     8.  CONFIDENTIALITY.  The Executive  recognizes and  acknowledges  that the
Employer's trade secrets,  employers specific  combination of use of third-party parts,  proprietary technology and software, and confidential information as may exist and be shared with Executive from time to time are valuable,  special, and unique assets of the Employer.  The Employer and the  Executive  recognize  that access to and knowledge of such  technology and  information is essential to the
Executive's  duties  hereunder.  In return  for his access  and  knowledge,  the
Executive  agrees that he will not,  during the term of this Agreement or at any time thereafter,  disclose any such secrets,  technology,  or information to any person, firm, corporation, or other entity for any reason or purpose whatsoever, nor shall the Executive make use of any such secrets, technology, or information for his own  purposes or for the benefit of any person,  firm,  corporation,  or other entity under any circumstances during or after the term of this Agreement.

     9.  NON-COMPETITION.  You will not for the first 12 months after the end of your  employment  with us either  directly or indirectly  as a sole  proprietor, partner,  stockholder,  investor, officer or director of a corporation, or as an
Executive,  agent,  associate or consultant of any person, firm,  corporation or other entity - without NYFIX, Inc. written approval:

          (i)  engage in any activity or employment in the faithful  performance of which it could be  reasonably  anticipated  that you  would or would be required or expected to use or disclose any confidential information or trade secrets of NYFIX; Inc. or its subsidiaries,

          (ii) you will not solicit  business or accept  orders for products and
               services   competitive   with  the  Employers  or  the  Employers
               Subsidiaries  or  Affiliates,   from  any  of  their  clients  or
               prospective  clients with whom you dealt with either  directly or indirectly during the period of your employment;

     10.  ENFORCEMENT;  SEVERABILITY.  It is the  desire  and the  intent of the parties hereto that the  provisions of this Agreement  hereof be enforced to the fullest extent permissible under the laws and public policy of the jurisdictions in which  enforcement  is  sought.  Accordingly,  if any  particular  portion or provision of this Agreement shall be adjudicated to be invalid or unenforceable, the  remaining  portion or such  provision or the  remaining  provisions of this
Agreement,  or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

     11.  TERMINATION.  This  Agreement may be terminated by either party at any time upon thirty (30) days written notice.

     12.  GOVERNING  LAW  AND  VENUE.  This  Agreement  shall  be  construed  in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF,  the Parties hereto have executed this Agreement on the
1st day of January, 2003:

                                 NYFIX, INC.

                                By: /s/ Peter Kilbinger Hansen
                                   ---------------------------------------------
                                    Peter Kilbinger Hansen
                                    Chief Executive Officer

                                 EXECUTIVE:

                                  /s/ Mark R. Hahn
                                 -----------------------------------------------
                                    Mark R. Hahn